UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 16, 2009, India Globalization Capital, Inc. (“we,” the “Company” or “IGC”) consummated the sale of a promissory note in the principal amount of $2,000,000 (the “Note”) to Bricoleur Partners, L.P. (“Bricoleur”) for $2,000,000. There is no interest payable on the Note and the Note is due and payable on October 16, 2010 (the “Maturity Date”).  IGC can pre-pay the Note at any time without penalty or premium, and the Note is unsecured.

The Note is not convertible into IGC Common Stock (the “Common Stock”) or other securities of the Company. However, under the Note and Share Purchase Agreement (the “Note and Share Purchase Agreement”), effective as of October 16, 2009, by and among IGC and Bricoleur, as additional consideration for the investment in the Note, IGC issued 530,000 shares of Common Stock to Bricoleur.  If IGC fails to repay the Note by the Maturity Date, Bricoleur is entitled to receive an additional 200,000 shares of Common Stock for no additional consideration.

Pursuant to the Note and Share Purchase Agreement, IGC has also agreed that if the Note is not repaid by the Maturity Date it will use reasonable best efforts to ensure that no later than  October 30, 2010, it will have a registration statement effective with a sufficient number of shares of Common Stock based on the then fair market value of the shares registered reasonably in excess of the amount due under the Note.

In connection with the Note and Share Purchase Agreement, IGC has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) effective as of October 16, 2009, with Bricoleur, pursuant to which Bricoleur will have the right to have their shares of Common Stock registered with the Securities and Exchange Commission following their issuance, as well as customary piggyback registration rights, as further described in the Registration Rights Agreement attached hereto as an exhibit. If IGC fails to meet the filing or effectiveness deadlines set forth in the Registration Rights Agreement, Bricoleur would be entitled, for each $1,000,000 of principal outstanding, to 25,000 shares of Common Stock plus an additional 5,000 shares of Common Stock for each 60-day period such filing or effectiveness is delayed beyond the initial late period.

The description above summarizes the material terms of the Note and Share Purchase Agreement, Note  and Registration Rights Agreement. The description above is qualified in its entirety by the text of the Note and Share Purchase Agreement, Note  and Registration Rights Agreement filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Current Report on Form 8-K by reference.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. IGC believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as a transaction not involving a public offering.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Note and Share Purchase Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P..

10.2	Unsecured Promissory Note dated as of October 16, 2009 in the principal amount of $2,000,000 issued by the Company to Bricoleur Partners, L.P.

10.3	Registration Rights Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: October 21, 2009	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

10.1	Note and Share Purchase Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P.

10.2	Unsecured Promissory Note dated as of October 16, 2009 in the principal amount of $2,000,000 issued by the Company to Bricoleur Partners, L.P..

10.3	Registration Rights Agreement dated as of October 16, 2009 between the Company and Bricoleur Partners, L.P..